SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

EXCELSIS INVESTMENTS INC.
(Name of Registrant as Specified In Its Charter)

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[X]	None required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

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	2.	Form, Schedule or Registration Statement No.:
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EXCELSIS INVESTMENTS INC.
801 West Bay Drive, Suite 470
Largo, Florida 33770
(727) 330-2731

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that certain common and preferred stockholders, owning approximately 90.7% of combined voting power of the common and preferred stock, have approved by written consent in lieu of a stockholders’ meeting, the proposal to:

●
Amend our Articles of Incorporation (“Articles of Incorporation”) to increase the number of authorized shares of common stock from three hundred fifty million (350,000,000) to seven hundred fifty million (750,000,000) shares, par value $0.001 per share.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of those actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about February 28, 2014, and we anticipate the effective date of the proposed actions to be March 20, 2014, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent.  Please read the accompanying Information Statement carefully.

February 24, 2014	Very truly yours,

BRIAN MCFADDEN
Brian McFadden
President

EXCELSIS INVESTMENTS, INC.
801 West Bay Drive, Suite 470
Largo, Florida 33770
(727) 330-2731

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value per share and the preferred stock, $0.001 par value per share, of EXCELSIS INVESTMENTS, INC., a Nevada corporation, which we refer to herein as “EXSL,” “company,” “we,” “our” or “us.”  The mailing date of this Information Statement is on or about February 28, 2014.  The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On February 28, 2014, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 196,298,413 shares of common stock issued and outstanding and 1,000,000 shares of Series A preferred stock outstanding.  Each share of Series A preferred stock had 1,000 votes.  Accordingly, the combined voting power of all of the Series A preferred stock was 1,000,000,000 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Preferred shares, each having 1,000 votes per share.

The common stock and Series A preferred stock constitute the sole outstanding classes of EXSL voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.  Each share of preferred stock entitles the holder to 1,000 votes on all matters submitted to stockholders.  The preferred and common stock vote as a single class on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On February 10, 2014, certain stockholders who beneficially owned 1,085,000,000 of our voting power, or approximately 90.7%, of the combined voting power of the common stock and Series A preferred stock consented in writing to increase our authorized shares of common stock from 350,000,000 shares of common stock with a par value of $0.001 per share to 750,000,000 shares of common stock with a par value of $0.001 per share.  No changes will be made in the authorized shares of preferred stock.

Also on February 10, 2014, our board of directors approved the above action, subject to approval by the stockholders.  No other corporate actions to be taken by written consent were considered.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken.  In addition, pursuant to the laws of Nevada, the actions to be taken by majority written consent in lieu of a special stockholders meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as "may,” “will” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” "potential,” “continue,” or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

QUESTIONS AND ANSWERS

Q: Why did I receive this Information Statement?

A: Stockholders owning a majority of the combined voting power of our outstanding shares of common stock and Series A preferred stock took action by written consent in lieu of a stockholders’ meeting.  Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.

Q: What actions did the stockholders take?

A:  One February 10, 2014, certain stockholders who beneficially owned 1,085,000,000 of our voting power, or approximately 90.7%, of the combined voting power of the common stock and Series A preferred stock consented in writing to increase our authorized shares of common stock from 350,000,000 shares of common stock with a par value of $0.001 per share to 750,000,000 shares of common stock with a par value of $0.001 per share.  No changes were made in the authorized shares of preferred stock.

Q: What action do I need to take as a stockholder?

A: You are not required to take any action.  The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement.

Q: Am I entitled to appraisal rights?

A: No. You are not entitled to appraisal rights in accordance with Nevada law in connection with the actions taken by written consent.

Q: Where can I find more information about the company?

A: As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company.  You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

Q: Who can help answer my questions?

A: If you have questions about the company after reading this Information Statement, please contact us in writing at our principal executive offices at 801 West Bay Drive, Suite 470, Largo, Florida 33770.

SUMMARY

This summary sets forth certain selected information contained in this Information Statement that may be important to you to better understand transactions referred to in this summary.  This summary also provides cross-references to the location in the Information Statement of the information summarized.

EXCELSIS INVESTMENTS, INC.

Business Development Summary

We were incorporated as Pub Crawl Holdings, Inc. in the state of Nevada on May 27, 2010. On June 14, 2010, we entered into an Assignment Agreement (the “Acquisition”) with PB PubCrawl.com, LLC (“PubCrawl”), a California limited liability company, whereby we acquired a 100% interest in the member shares of PubCrawl in exchange for 5,000,000 shares of our common stock.

Acquisition of Mobile Dynamic Marketing, Inc.

On November 28, 2012, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Mobile Dynamic Marketing, Inc. (“MDM”) a Florida corporation, and the shareholders of MDM (the “Shareholders”).  On November 28, 2012, in accordance with the Exchange Agreement dated November 28, 2012, we acquired all of the issued and outstanding shares of MDM.  In exchange for all of the issued and outstanding shares of MDM, the Shareholders received 85,000,000 shares of our common stock.

Acquisition of Career Start, Inc.

On July 13, 2013, we entered into an agreement with the shareholders Career Start, Inc., a Florida Corporation (“CSI”), to acquire all of the issued and outstanding shares of CSI in exchange for 47,142,857 restricted shares of our common stock.  On July 19, 2013, in accordance with the Exchange Agreement dated July 13, 2013, we acquired all of the issued and outstanding shares of CSI.   In exchange for all of the issued and outstanding shares of CSI, the CSI Shareholders received 47,142,858 shares of our common stock.

We are a reporting company under the Securities Exchange Act of 1934, as amended, and our public filings can be accessed at www.sec.gov.  Our common stock is listed for quotation on the OTC-QB under the trading symbol “EXSL”.

Name Change

On or about October 24, 2013, we changed our name from Pub Crawl Holdings Inc. to Excelsis Investments Inc.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDER

As of February 27, 2014, we had 196,298,413 shares of common stock issued and outstanding and 1,000,000 shares of Series A preferred stock outstanding.  Each share of Series A preferred stock had 1,000 votes.  Accordingly, the combined voting power of all of the Series A preferred stock was 1,000,000,000 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Preferred shares, each having 1,000 votes per share.

As of February 10, 2014, the combined voting power of the common stock and Series A preferred stock was 1,196,298,413 votes.  Two stockholders who beneficially owned 1,085,000,000, or approximately 90.7% of the combined voting power of the common stock and Series A preferred stock consented in writing to increase our authorized shares of common stock from 350,000,000 shares of common stock with a par value of $0.001 per share to 750,000,000 shares of common stock with a par value of $0.001 per share.  No changes will be made in the authorized shares of preferred stock.  Because the actions were approved by the written consent of stockholders holding a majority of our outstanding shares, no proxies are being solicited with this Information Statement.

Nevada corporate law provides in substance that unless a company’s articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

The consenting stockholders are the beneficial owners of 1,085,000,000 or approximately 90.7% of the combined voting power of the common stock and Series A preferred stock.  The consenting stockholders voted in favor of the proposed actions described herein pursuant to written consent dated February 10, 2014.  No consideration was paid for the consent.  The consenting stockholders are set forth below.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 10, 2014, the total number of shares owned beneficially by Brian McFadden and Michelle Pannoni, our sole officers and directors. The stockholders listed below have direct ownership of his shares and possess voting and dispositive power with respect to the shares.

Name	Number of	Percentage of	Number of	Percentage of
Beneficial Owner	Common Shares	Ownership	Preferred Shares	Ownership
Brian McFadden	42,500,000	21.65%	500,000(1)	50.00%
Michelle Pannoni	42,500,000	21.65%	500,000(1)	50.00%
TOTALS	85,000,000	43.30%	1,000,000(1)	100.00%

(1)
Each share of Series A preferred stock has 1,000 votes.  Accordingly Mr. McFadden and Ms. Pannoni have 1,000,000,000 Series A preferred votes and 85,000,000 common votes or a total of 1,085,000,000 of votes, or a total of 90.7% of the total voting power which they may vote on any issue presented to the shareholders. Accordingly have the ability to control the outcome of any issue presented to shareholders. Further, the holders of the Series A preferred stock and the Company’s common stock shall vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A preferred shares having 1,000 votes per share.

SHARE INCREASE AMENDMENT

The Board of Directors has approved, and certain common and preferred stockholders, owning approximately 90.7% of combined voting power of the common and preferred stock, have an amendment to our Articles of Incorporation to increase our authorized shares of common stock from Three hundred fifty million (350,000,000) to seven hundred fifty million (750,000,000) shares, par value $0.001 per share.

Reasons for the Amendment

We are currently authorized to issue 350,000,000 shares of common stock. Currently, there are 196,298,413 shares of common stock issued and outstanding and 1,000,000 shares of Series A preferred stock outstanding.  Each share of Series A preferred stock had 1,000 votes.  Accordingly, the combined voting power of all of the Series A preferred stock was 1,000,000,000 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders, subject to the common shares having 1 vote per share and the Series A Preferred shares, each having 1,000 votes per share.  After the increase in the authorized number of shares of Common Stock, there will be available for issuance, 400,401,587 shares of our common stock. The par value of our Common Stock will remain $0.001 per share. The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of common stock. The share increase amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Share Increase Amendment.

The Board of Directors has obligated us to issue up to 153,000,000 shares of common stock to certain holders of convertible debt.  The 153,000,000 shares of common stock have been reserved with our transfer agent.  If we have to issue the 153,000,000 shares upon conversion of the debt, with 196,298,413 shares currently outstanding, we will have only 701,587 shares of common stock available for issuance after the conversion.

More generally, the increase in the authorized number of shares of common stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans.

Certain Effects of the Amendment

The increase in authorized shares of common stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved common stock and preferred stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of common stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of shares of our Common Stock.

The holders of shares of our common stock are not entitled to preemptive rights with respect to the issuance of additional shares of common stock or securities convertible into or exercisable for shares of common stock. Accordingly, the issuance of additional shares of our common stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Articles of Incorporation does not change the terms of the common stock. The additional shares of common stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the common stock now authorized.

We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

Dissenters Rights of Appraisal

There are no dissenter’s rights of appraisal applicable this action to amend the articles of incorporation to increase the authorized shares of common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC, which reports and other information are available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about EXSL that we file electronically with the SEC.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above action to increase the authorized share of common stock will not be effective until a date at least twenty (20) days after the date on which the definitive Information Statement has been mailed to the stockholders.  We anticipate that the actions contemplated hereby will be effected on or about March 20, 2014.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on February 27, 2014, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about February 28, 2014 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934, as amended.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

February 27, 2014	BRIAN MCFADDEN
Brian McFadden
President